EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

ANNTAYLOR STORES CORPORATION:

     We consent to the incorporation by reference in AnnTaylor Stores Corporation's Registration Statements No. 33-31505 on Form S-8, No. 33-50688 on Form S-8, and No. 33-52389 on Form S-8 of our report dated March 25, 1994 appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the year ended January 29, 1994.

DELOITTE & TOUCHE
New Haven, Connecticut
March 30, 1994